Exhibit 23(e)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89485) of Unizan Financial Corp. of our report dated January 22, 2002 relating to the financial statements of BancFirst Ohio Corp., which appears in the Annual Report to Shareholders, which is incorporated in the Unizan Financial Corp. Annual Report on Form 10-K, which is incorporated in this Registration Statement on Form S-4.

/s/    PricewaterhouseCoopers LLP

Columbus, OH

April 8, 2004